UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2026

AVIDBANK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	001-42792	26-1731009
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1732 North First Street, 6th Floor San Jose, CA	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 200-7390

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	AVBH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Avidbank Holdings, Inc. (the “Company”), and Avidbank, a California state-chartered bank and a wholly owned subsidiary of the Company (the “Bank”) announced that it has appointed Jonathan M. Dale as President of the Company and the Bank. On June 26, 2026, the Bank and Mr. Dale entered into an Employment Confirmation Letter (“Confirmation Letter”), pursuant to which Mr. Dale shall become the new President of the Company and the Bank, effective August 3, 2026 (the “Effective Date”). On the Effective Date and in connection with the appointment of Mr. Dale, Mark D. Mordell, the Company’s and the Bank’s current Chairman, President and Chief Executive Officer, will continue to serve in the role of Chairman and Chief Executive Officer of the Company and the Bank, and no longer serve as President. Mr. Dale will report to Mr. Mordell.

Mr. Dale, age 48, is a seasoned banking executive with nearly 30 years of experience building, scaling, and leading high-performing commercial banking platforms. Prior to joining the Company and the Bank, Mr. Dale served with Umpqua Bank (which became Columbia Bank following its 2023 merger) from January 2016 to July 2025. While at Umpqua Bank, from January 2024 until his departure, he served as Executive Vice President and Regional Executive for California, leading the institution’s largest region with full profit-and-loss responsibility across five California markets. From August 2019 to January 2024, he served as Executive Vice President and Regional Executive for Umpqua Bank’s Pacific Northwest and Mountain West regions, where he led the bank’s regional operations and expansion into new markets, including Utah and Colorado. Prior thereto, Mr. Dale served in several senior leadership positions at Umpqua Bank, including Senior Vice President and Executive Director of Enterprise Sales, Strategy, and Production from June 2017 to July 2019, Senior Vice President and Director of Enterprise Non-Interest Revenue from June 2017 to May 2018, and Senior Vice President and Senior Corporate Banker from January 2016 to May 2017. Before joining Umpqua Bank, Mr. Dale held positions with California Bank & Trust and Washington Mutual Bank in Southern California. Mr. Dale earned his M.B.A. from the University of Southern California’s Marshall School of Business and completed the Pacific Coast Banking School’s Masters in Banking program through the University of Washington Foster School of Business.

Mr. Dale’s employment and compensation arrangements with the Company and the Bank are set forth in the Confirmation Letter, which provides for: (a) a base salary at an annualized rate of $625,000 per year; (b) eligibility for an annual aggregate incentive and discretionary bonus of up to 100% of Mr. Dale’s base salary to be determined solely in the Company’s and the Bank’s compensation committee’s (the “Compensation Committee”) discretion based on the Bank’s financial performance, payable 75% in cash and 25% in restricted stock, which are subject to a 3-year annual vesting schedule, continued employment with the Bank, and the terms and conditions of the Company’s 2022 Equity Incentive Plan, as amended (the “2022 Incentive Plan”) or any successor plans; (c) as soon as reasonably practicable following the Effective Date, and subject to approval of the Compensation Committee, the grant of Company restricted stock award with a grant-date fair value of $500,000, which will cliff vest on the third year anniversary of the Effective Date, subject to Mr. Dale’s continued employment with the Bank and terms and conditions of the 2022 Incentive Plan and any awards agreement thereof; (d) eligibility to receive the Company's annual retention restricted stock awards, subject to approval of the Compensation Committee and Mr. Dale's continued employment with the Bank; and (e) reimbursement of reasonable business travel expenses in accordance with the Bank’s expense reimbursement policies, and eligibility to receive up to an additional $7,500 per month in business travel expense reimbursement for a period of up to 12 months.

Pursuant to the Confirmation Letter, Mr. Dale’s employment may be terminated at any time, with or without cause. In the event Mr. Dale’s employment is terminated by the Bank or the Company without cause (and except as described below in connection with a change in control), subject to execution of a separation and release agreement, Mr. Dale is entitled to receive a cash severance payment equal to fifty percent (50%) of his annual base salary as then in effect and six times (6x) the monthly cost for continuation of health benefits under COBRA. Such severance payment is to be paid to Mr. Dale within sixty (60) days of the termination date.

The foregoing summary of the Confirmation Letter is qualified in its entirety by reference to the full text of the Confirmation Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with becoming the Bank’s and the Company’s President, Mr. Dale also entered into the Company’s standard forms of Change in Control Agreement and Indemnification Agreement with executive officers, which forms were previously filed as exhibits in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2026. Under the Change in Control Agreement entered with Mr. Dale, in the event Mr. Dale is terminated by the Bank for any reason other than for “cause,” dies or becomes disabled or resigns for “good reason,” (each as defined in his Change in Control Agreement) in each case within eighteen (18) months following a change in control, in addition to his accrued compensation, benefits and expenses, and subject to execution of a separation and release agreement, Mr. Dale is entitled to receive the following additional compensation: (i) a lump sum cash payment equal to two times (2x) the sum of (x) his annual base salary in effect as of the date of termination; and (y) the current “target” annual incentive bonus payable to Mr. Dale; (ii) immediate vesting of any equity compensation and/or long-term cash incentive awards that are unvested as of the change in control date and; (iii) reimbursement of any COBRA payments made by Mr. Dale for continuation of health care coverage during the eighteen (18) month period following the date of termination.

The foregoing summary of the Change in Control Agreement entered with Mr. Dale is qualified in its entirety by reference to the full text of the Change in Control Agreement, a form of which was filed as Exhibit 10.7 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 18, 2026 and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Dale and any other person pursuant to which he was appointed as the Company’s and the Bank’s President. There are no family relationships between Mr. Dale and any director or executive officer of the Company or the Bank. Mr. Dale is not a party to, and does not have any direct or indirect material interest in, any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release on August 3, 2026, announcing the appointment of Mr. Dale as the Company’s and the Bank’s President, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The Company relied on the instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report to the date of the public announcement of Mr. Dale’s appointment as the Company’s and the Bank’s President.

Item 8.01	Other Events

On August 3, 2026, the Company issued a press release announcing the appointment of Mr. Dale as the Company’s and the Bank’s President. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Confirmation Letter by and between Avidbank and Jonathan M. Dale dated June 26, 2026.
99.1	Press Release of Avidbank Holdings, Inc. dated August 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2026	AVIDBANK HOLDINGS, INC.

	By:	/s/ Victor DeMarco
	Name:	Victor DeMarco
	Title:	Executive Vice President and Chief Legal Officer